UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2026

AN2 THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41331	82-0606654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 El Camino Real, Suite 100
Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 331-9090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ANTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 8, 2026, AN2 Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of: (i) 8,245,611 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and (ii) pre-funded warrants to purchase up to an aggregate of 5,789,493 shares of Common Stock (the “Pre-Funded Warrants,” and, together with the Shares, the “Securities”) (collectively, the “Private Placement”). The price per Share is $2.85, and the price per Pre-Funded Warrant is $2.84999. The closing of the Private Placement is expected to occur on March 10, 2026 (the “Closing”).

The Pre-Funded Warrants have an exercise price of $0.00001 per underlying share of Common Stock, exercisable at any time until each is fully exercised, and will not expire until each is fully exercised, subject to the ownership limitations described below. The number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock, as well as upon any distribution of assets, including cash, stock or other property, to the Company’s stockholders. The Pre-Funded Warrants include a beneficial ownership blocker that provides that the holder may not exercise (nor may the Company allow the exercise) if upon giving effect to such exercise, it would cause the aggregate number of shares of Common Stock beneficially owned by the holder (together with affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to exceed 9.99% of the total number of then issued and outstanding shares of Common Stock as determined in accordance with the terms of each Pre-Funded Warrant; provided that the Pre-Funded Warrant holder may increase or decrease such percentage to a percentage not in excess of 19.99% (to the extent required by Nasdaq Marketplace Rule 5635(b)) effective on or after the 61st day after notice of such increase or decrease is delivered to the Company.

The aggregate gross proceeds to the Company from the Private Placement are expected to be approximately $40 million, before deducting the placement agent’s fees and other offering expenses and excluding any proceeds the Company may receive upon exercise of the Pre-Funded Warrants.

Pursuant to the Purchase Agreement, the Company has agreed not to issue any shares of Common Stock or Common Stock equivalents, subject to certain exceptions, until the earlier of (i) the business day immediately following the date the Registration Statement (defined below) is declared effective by the Securities and Exchange Commission (the “SEC”) and (ii) 60 days after the Closing.

The Purchase Agreement also contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The foregoing summaries of the Private Placement, the Securities issued in connection therewith and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the forms of the Pre-Funded Warrant and the Purchase Agreement are attached hereto as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

Registration Rights Agreement

In connection with the Private Placement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers at the Closing in the form attached to the Purchase Agreement. Pursuant to the Registration Rights Agreement, among other things, the Company will file a resale registration statement (the “Registration Statement”) with the SEC no later than 30 days after the Closing to register the resale of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC within certain timeframes set forth in the Registration Rights Agreement. The Company will also, among other things, indemnify the Purchasers, their members, directors, officers, partners, employees, managers, agents, representatives and advisors from certain liabilities and to pay registration and filing fee expenses incurred in connection with registrations pursuant to the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents. A copy of the form of the Registration Rights Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Private Placement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The offer and sale of the Securities and the shares of Common Stock underlying the Pre-Funded Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company issued the Securities in reliance on exemptions from registration provided for under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On March 9, 2026, the Company issued a press release announcing the Private Placement, a copy of which is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

10.1	Securities Purchase Agreement, dated March 8, 2026, by and among the Company and the Purchasers.

10.2	Form of Registration Rights Agreement.

99.1	Press Release, dated March 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AN2 Therapeutics, Inc.

Date: March 9, 2026	By:	/s/ Joshua Eizen
Joshua Eizen
Chief Legal Officer and Chief Operating Officer